EXHIBIT 3.05


                             BY-LAWS

                  FOURTH FINANCIAL CORPORATION

                        Table of Contents

PART I - MEETINGS OF SHAREHOLDERS

   Section 1.01        Annual Meetings
   Section 1.02        Postponed Election of Directors
   Section 1.03        Special Meetings
   Section 1.04        Notice of Shareholders' Meetings
   Section 1.05        Nomination for Election to the Board of
                           Directors
   Section 1.06        Quorum
   Section 1.07        Organization of Shareholders' Meetings
   Section 1.08        Voting Rights at Shareholders' Meetings
   Section 1.09        Proxies
   Section 1.10        Records of Voting at Meetings
   Section 1.11        Adjourned Meetings and Notice Thereof

PART II - DIRECTORS

   Section 2.01        Powers of Board of Directors
   Section 2.02        Number of Directors
   Section 2.03        Term of Office
   Section 2.04        Acceptance of Office
   Section 2.05        Vacancies
   Section 2.06        Organization Meeting of Board
   Section 2.07        Regular Meetings
   Section 2.08        Special Meetings
   Section 2.09        Quorum
   Section 2.10        Vote of Directors; Proxies
   Section 2.11        Fees

PART III - OFFICERS AND EMPLOYEES

   Section 3.01        Officers and Employees
   Section 3.02        Terms of Office
   Section 3.03        Surety Bonds
   Section 3.04        The Chairman of the Board
   Section 3.05        President
   Section 3.06        Vice Presidents
   Section 3.07        Treasurer
   Section 3.08        Controller
   Section 3.09        Secretary
   Section 3.10        Officers Pro Tempore




                  Table of Contents (Continued)

PART IV - COMMITTEES

   Section 4.01        Appointment and Organization of
                           Committees
   Section 4.02        Executive Committee
   Section 4.03        Audit and Examination Committee
   Section 4.04        Compensation and Personnel Committee
   Section 4.05        Asset, Liability and Investments Committee

PART V - SEAL

   Section 5.01        Form
   Section 5.02        Authority to Use Seal

PART VI - STOCK

   Section 6.01        Form of Stock Certificates
   Section 6.02        Transfer of Stock
   Section 6.03        Determining Shareholders of Record
   Section 6.04        Registered Stockholders
   Section 6.05        Registrars and Transfer Agents
   Section 6.06        General Authority
   Section 6.07        Control Share Acquisitions

PART VII - MISCELLANEOUS

   Section 7.01        Execution of Instruments
   Section 7.02        Waiver of Notice
   Section 7.03        Meeting by Conference Telephone
   Section 7.04        Emergencies
   Section 7.05        Action Without a Meeting

PART VIII - INDEMNIFICATION

   Section 8.01        Indemnification

PART IX - CHANGES IN BY-LAWS

   Section 9.01        Amendments


                             BY-LAWS
                  FOURTH FINANCIAL CORPORATION

                PART I - MEETINGS OF SHAREHOLDERS

Section 1.01 Annual Meetings
- ----------------------------

The regular annual meeting of the shareholders of the Corporation for determining the number and electing members of the Board of Directors for the ensuing year, receiving and acting upon reports of officers as to acts, appointments, and transactions during the preceding year, and transacting such other business relative to the management of the Corporation as may lawfully come before it, shall be held at its main office on the third Thursday of April each year, or on such other date or at such other place as the Board of Directors may in any year or years designate.

Section 1.02 Postponed Election of Directors
- --------------------------------------------

If, for any cause, the annual election of directors is not held on the date fixed by these By-Laws, the Board of Directors shall order an election to be held on some other day, of which special notice shall be given in accordance with the Articles of Incorporation and these By-Laws.

Section 1.03 Special Meetings
- -----------------------------

Special meetings of the shareholders of the Corporation, for any purpose or purposes, may be called by the Board of Directors. Any call for a special meeting shall state the purpose of the meeting. The business transacted at a special meeting shall be limited to that stated in the call for the meeting, but the call for the meeting may state that any proper corporate business may be transacted at the meeting, in which case any proper corporate business may be transacted.

Section 1.04 Notice of Shareholders' Meetings
- ---------------------------------------------

Except in specific instances where other notice is required by law or by the Articles of Incorporation, notice of any annual or special meeting of the shareholders, stating the time, place, and purpose of the meeting, shall be sufficient if mailed by first-class mail, postage prepaid, to each shareholder of record at the address shown upon the books of the Corporation, not less than ten days nor more than 50 days prior to the date set for such meeting.

Section 1.05 Nomination for Election to the Board of Directors
- --------------------------------------------------------------

No person shall be eligible for election to the Board of Directors at any shareholders' meeting unless such person is nominated as provided herein. Nominations for election to the Board of Directors by shareholders may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

   1.   The name and address of each proposed nominee.
   2.   The principal occupation of each proposed nominee.
   3. The total number of shares of capital stock of the Corporation that to the knowledge of the notifying shareholder will be voted for each of the proposed nominees.
   4. The name and residence address of the notifying shareholder.
   5. The number of shares of capital stock of the Corporation owned by the notifying shareholder.

In the event that any person so nominated shall at any time prior to any such meeting become ineligible or unable to serve as a director because of death, disability or incapacity, or shall withdraw as a nominee, the Board of Directors or the shareholder who nominated such nominee may nominate a substitute by delivering a written nomination to the President of the Corporation.

Nominations not made in accordance herewith may, in the Chairman's discretion, be disregarded by the Chairman of the meeting, and upon the Chairman's instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.06 Quorum
- -------------------

A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum at any meeting of shareholders unless otherwise provided by law. Less than a quorum may adjourn any meeting from time to time.

Section 1.07 Organization of Shareholders' Meetings
- ---------------------------------------------------

The holders of a majority of the outstanding shares entitled to vote and represented at any meeting of the shareholders may choose persons to act as chairman and as secretary of the meeting. However, in the absence of such choice the Chairman of the Board of Directors, or in the Chairman's absence the President of the Corporation, shall act as chairman of the meeting. The Secretary of the Board of Directors, or in the Secretary's absence a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 1.08 Voting Rights at Shareholders' Meetings
- ----------------------------------------------------

In all elections of directors, each shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of such shareholder's shares shall equal, or to distribute them on the same principle among as many candidates as such shareholder shall think fit. In deciding all other questions at meetings of the shareholders, each shareholder shall be entitled to one vote on each share of stock owned by such shareholder. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting at which a quorum is present, unless otherwise provided by law or by the Articles of Incorporation.

Section 1.09 Proxies
- --------------------

Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of the Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

Section 1.10 Records of Voting at Meetings
- ------------------------------------------

In the case of any meeting of the shareholders, a record shall be made showing the names of the shareholders present and the number of shares held by each, the names of shareholders represented by proxy and the number of shares held by each, and the names of the proxies. This record also shall show the number of shares voted on each action taken, including the number of shares voted for each candidate for director. This record shall be included in the minute book of the Corporation.

Section 1.11 Adjourned Meetings and Notice Thereof
- --------------------------------------------------

Any meeting of the shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares present in person or represented by proxy, but in the absence of a quorum no other business may be transacted by such meeting. If any meeting of the shareholders is adjourned for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

                       PART II - DIRECTORS

Section 2.01 Powers of Board of Directors
- -----------------------------------------

The Board of Directors shall have power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the Board of Directors.

Section 2.02 Number of Directors
- --------------------------------

As prescribed by the Articles of Incorporation, the Board of Directors shall consist of not less than three nor more than 25 persons, who need not be shareholders.

Section 2.03 Term of Office
- ---------------------------

As provided in the Articles of Incorporation, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

Section 2.04 Acceptance of Office
- ---------------------------------

Each person elected or appointed a director of the Corporation must file with the Secretary a written acceptance of the office before exercising the functions thereof.

Section 2.05 Vacancies
- ----------------------

Any vacancy occurring in the Board of Directors shall be filled by the majority vote of the remaining directors of the class in which such vacancy occurs or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining members of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was elected.

Section 2.06 Organization Meeting of Board
- -------------------------------------------

Following the annual meeting of the shareholders, the chairman or the secretary of the meeting shall promptly notify the directors-elect of their election, and they shall meet promptly for the purpose of organizing the new Board of Directors, appointing committees of the Board and officers, fixing salaries for the ensuing year, and transacting such other business as may properly come before the organization meeting.

Section 2.07 Regular Meetings
- -----------------------------

The regular meetings of the Board of Directors may be held on call of the Chairman of the Board, the President, or the Secretary at the main office of the Corporation on such dates as the Board of Directors may from time to time by resolution establish. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board designates some other day. Regular meetings of the Board of Directors may also be held at such other times and places, within or without the State of Kansas, as the Board itself may from time to time determine. There shall be mailed to each director at least ten days prior to any regular meeting a written notice of the time and place thereof.

Section 2.08 Special Meetings
- -----------------------------

Special meetings of the Board of Directors may be called by the Chairman of the Board or the President of the Corporation, or at the request of three or more directors. Each director shall be given at least two days' notice of the time, place, and purpose of any special meeting, which notice may be given in person, by telephone, by mail, by telegraph, or by any other effective method.

Section 2.09 Quorum
- -------------------

A majority of the directors shall constitute a quorum at any meeting unless otherwise provided by law. Less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.10 Vote of Directors; Proxies
- ---------------------------------------

A majority of those directors present and voting at any meeting of the Board of Directors at which a quorum is present shall decide each matter considered unless otherwise provided by law or by the Articles of Incorporation. A director cannot vote by proxy or otherwise act by proxy at a meeting of the Board of Directors.

Section 2.11 Fees
- -----------------

Each director shall receive such annual fee, such fee for each Board meeting attended, and such fee for each meeting of any Board committee attended as the Board shall fix from time to time.



                PART III - OFFICERS AND EMPLOYEES

Section 3.01 Officers and Employees
- -----------------------------------

The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, a Controller, a Secretary, and such other officers as from time to time in the judgment of the Board may be required for the prompt and orderly transaction of the business of the Corporation. The Chairman of the Board and the President shall be members of the Board of Directors; other officers may, but need not, be members of the Board of Directors. Two or more offices may be held by the same individual, but no individual may hold at the same time the offices of Vice President, Secretary, and Treasurer. All officers shall be elected, appointed or employed and their duties prescribed by the Board of Directors. Nevertheless, the Board of Directors may delegate to the President the authority to prescribe the duties of other officers of the Corporation not inconsistent with law, the Articles of Incorporation and these By-Laws, and to appoint other employees, prescribe their duties and dismiss them.

Section 3.02 Terms of Office
- ----------------------------

The Chairman of the Board of Directors, the President, and any other officer who is a member of the Board of Directors shall hold office until the next organization meeting of the Board of Directors unless in the meantime such officer shall resign, be disqualified, or be removed from office. Any vacancy occurring in the office of Chairman of the Board of Directors or President shall be filled promptly by the remaining members of the Board of Directors. Each other officer and employee shall hold office or employment at the pleasure of the Board of Directors; provided, however, that the Board of Directors may delegate to the Chairman, the President, and such other officers as it deems appropriate the Board's authority to remove and to dismiss such other officers and employees.

Section 3.03 Surety Bonds
- -------------------------

Each officer and employee of the Corporation shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned for the honest and faithful discharge of such officer's or employee's duties. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the Corporation. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefor shall be reviewed by the Board of Directors annually.

Section 3.04 The Chairman of the Board
- ---------------------------------------

The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman shall be the Chief Executive Officer of the Corporation unless such duty is delegated to the President. The Chairman shall have general executive powers as well as the specific powers conferred by law, by the Articles of Incorporation, and by these By-Laws, and shall supervise the carrying out of the policies adopted or approved by the Board of Directors. The Chairman shall also perform such other duties and have such other powers as may be assigned from time to time by the Board of Directors.

Section 3.05 President
- ----------------------

The President shall, in the absence of the Chairman of the Board, preside at meetings of the Board of Directors. The President shall have general executive powers as well as the specific powers conferred by law, by the Articles of Incorporation, and by these By-Laws, and shall have the powers and duties usually incident to the office of President. The President shall also perform such other duties and have such other powers as may be assigned from time to time by the Board of Directors.

Section 3.06 Vice Presidents
- ----------------------------

Each Vice President shall have such powers and duties as may be assigned by the Board of Directors.

Section 3.07 Treasurer
- ----------------------

The Treasurer shall be responsible for the funding of the activities of the Corporation and its subsidiaries and for managing the investment of the funds of the Corporation and its subsidiaries.

Section 3.08 Controller
- -----------------------

The Controller shall keep proper records of all transactions of the Corporation, cause all duly authorized expenses of the Corporation to be paid, and prepare complete financial reports for each regular meeting of the Board of Directors.

Section 3.09 Secretary
- ----------------------

The Secretary shall be responsible for the minute book of the Corporation. In this minute book the Secretary shall record the proceedings of all regular and special meetings of the Board of Directors and the shareholders and the reports of the committees and directors. The minutes of all meetings of the Corporation shall be signed by the Secretary and the presiding officer. The Secretary shall also maintain and properly preserve the organization papers of the Corporation, the returns of elections, the Articles of Incorporation, the By-Laws and any amendments thereto. The Secretary shall also maintain proper records of all contracts of the Corporation.

Section 3.10 Officers Pro Tempore
- ---------------------------------

The Board of Directors may, during the absence or disability of any officer, or upon the refusal of any officer to act, delegate such officer's powers and duties to any other officer, or to any director, for the time being.

                      PART IV - COMMITTEES

Section 4.01 Appointment and Organization of Committees
- -------------------------------------------------------

The Board of Directors shall appoint, at its annual organization meeting, the committees specifically provided for in these By-Laws and shall designate the chairman of each committee. The Board of Directors may appoint other committees from time to time and assign them such powers and duties as it deems desirable.
The Chairman of the Board of Directors and the President of the Corporation shall be ex-officio members of the Executive Committee and may be members of such other committees (other than the Audit and Examination Committee and the Compensation and Personnel Committee) as the Board of Directors directs. Each committee member shall serve until the next annual organization meeting of the Board of Directors and until a successor is appointed. The Board of Directors may increase or decrease the membership of any committee and appoint additional members to any committee. The Chairman of the Board of Directors may designate a person to serve in place of any committee member who becomes unable to serve because of death, resignation, incapacity, or absence.

Unless these By-Laws otherwise require or the Board of Directors otherwise specifies, each committee may adopt rules of procedure, designate the time and place of its meetings, and specify the number of members (not less than a majority) which constitutes a quorum. Each committee shall keep minutes of its meetings and shall make reports of its activities at each regular meeting of the Board of Directors.

Section 4.02 Executive Committee
- ---------------------------------

There shall be an Executive Committee consisting of at least five directors. The committee's responsibilities shall include (1) advising executive management as may be required on significant matters of strategy, policy, and business direction and (2) making recommendations to the Board of Directors as to the payment of dividends on the Corporation's securities. In addition, the committee may exercise, and by this By-Law is granted authority to exercise, all powers of the Board of Directors except those powers that the entire Board of Directors alone may exercise.

Section 4.03 Audit and Examination Committee
- --------------------------------------------

There shall be an Audit and Examination Committee consisting of at least four independent directors of the Corporation and at least one independent director of each of the Corporation's subsidiary banks. At least two members of the committee shall have banking or related financial management experience. No member of the committee shall be a large customer, as determined by the Board of Directors, or shall be an active officer or employee of the Corporation or of any of the Corporation's subsidiaries. The committee's responsibilities shall include (1) serving as, and performing all functions required to be performed by, the Audit Committee of each of the Corporation's subsidiary banks, (2) recommending to the Board of Directors the selection of the Corporation's independent auditors and overseeing the scope and performance of their services, (3) reviewing the Corporation's accounting policies, significant accounting estimates, and financial reporting, (4) reviewing the adequacy of internal controls and reporting thereon as required by applicable laws and regulations, (5) overseeing the Corporation's internal audit and compliance activities, (6) monitoring compliance with laws and regulations and reviewing reporting thereon, (7) monitoring compliance with policies of the Board of Directors,
(8) regularly assessing the adequacy of the allowance for credit losses at each of the Corporation's subsidiary banks, and (9) reviewing the results of regulatory examinations, the responses thereto, and the corrective actions taken. The committee shall have access to outside legal counsel of its own choosing.

Section 4.04 Compensation and Personnel Committee
- -------------------------------------------------

There shall be a Compensation and Personnel Committee consisting of at least five directors, none of whom shall be an active officer or employee of the Corporation or of any of the Corporation's subsidiaries. The Committee's responsibilities shall include making recommendations to the Board of Directors concerning (1) the election, promotion, and compensation of the officers of the Corporation, (2) the nomination of candidates for election to the Board of Directors, (3) management succession planning, and (4) the Corporation's compensation and benefits programs and policies. The Committee shall also perform the functions prescribed for the administrative committee under such employee benefit plans as the Corporation may from time to time adopt.

Section 4.05 Asset, Liability and Investments Committee
- -------------------------------------------------------

There shall be an Asset, Liability and Investments Committee consisting of at least four directors of the Corporation and at least one director of each of the Corporation's subsidiary banks. The Committee's responsibilities shall include (1) monitoring compliance with the Asset and Liability Management and Investment Policies of the Corporation and its subsidiary banks, (2) reviewing the composition and performance of, and transactions in, the investment portfolios of the Corporation and its subsidiary banks, (3) monitoring the liquidity of the Corporation and its subsidiary banks and reviewing their funding plans, and
(4) reviewing risks associated with interest-rate movements and hedging activities.


                          PART V - SEAL

Section 5.01 Form
- -----------------

The following is an impression of the seal adopted by the Board of Directors of this Corporation:





Section 5.02 Authority to Use Seal
- ----------------------------------

The President, any Vice President, the Secretary, and any other officer designated by the Board of Directors shall have authority to affix the seal to any document requiring it and to attest the Corporation's execution of such document.

                         PART VI - STOCK

Section 6.01 Form of Stock Certificates
- ---------------------------------------

Certificates of stock of the Corporation shall be numbered and shall be entered on the books of the Corporation and its registrars and transfer agents as they are issued. They shall exhibit the holder's name and number of shares, the name of the Corporation and the state of its incorporation, the par value of shares represented thereby, and the total number of shares of stock which the Corporation is authorized to issue. They shall bear the signature of the Chairman of the Board, President or Vice President (which may be engraved, printed, or impressed) and shall be signed manually or by facsimile process by the Secretary, Treasurer, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

Section 6.02 Transfer of Stock
- ------------------------------

The stock of the Corporation shall be assignable and transferable only on the books of the Corporation upon surrender of the certificate representing such stock properly endorsed by the holder named on such certificate or by an agent appointed in writing by such holder. A transfer book shall be kept in which all assignments and transfers of stock shall be made. Every person becoming a shareholder by such transfer shall, in proportion to such shares, succeed to all rights of the prior holder of such shares.

Section 6.03 Determining Shareholders of Record
- -----------------------------------------------

The Board of Directors may close the stock transfer books of the Corporation for a period of not less than ten days and not more than 60 days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of shareholders for any purpose. As an alternative, the Board of Directors may fix in advance a record date, not less than ten days and not more than 60 days preceding the date of any such event, for the purpose of determining the shareholders entitled to receive notice of and to vote at any such meeting, or to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise rights in respect to any such change, conversion or exchange of capital stock, or to give such consent, notwithstanding any transfer of any stock on the books of the Corporation after such record date. However, in no event shall the record date fixed by the Board of Directors be prior to the date of the meeting of the Board of Directors at which the record date is fixed.

Section 6.04 Registered Stockholders
- ------------------------------------

The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not the Corporation has express or other notice thereof, except as expressly provided by law.

Section 6.05 Registrars and Transfer Agents
- -------------------------------------------

The Board of Directors may, by resolution, appoint such registrars and transfer agents as it deems convenient for the conduct of the affairs of the Corporation and may prescribe the powers and duties of such registrars and transfer agents. The Board of Directors may change such registrars and transfer agents at its pleasure.

Section 6.06 General Authority
- ------------------------------

The Board of Directors may make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation and concerning the replacement of lost, stolen, or destroyed certificates.


Section 6.07 Control Share Acquisitions
- ---------------------------------------

The Kansas Control Share Acquisition Act (Chapter 93, 1988 Session Laws of Kansas) shall not apply to control share acqui-sitions of shares of the Corporation, nor shall the Corporation have the right provided by Section 10 of such act to call for redemption shares acquired in a control share acquisition, nor shall an objecting stockholder have the dissenters' rights provided for by Section 11 of such act.

                    PART VII - MISCELLANEOUS

Section 7.01 Execution of Instruments
- -------------------------------------

All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the Chairman of the Board, the President, any Vice President, the Treasurer, the Controller, or the Secretary. Any such instruments may also be signed, executed, acknowledged, verified, delivered, or accepted in behalf of the Corporation in such other manner and by such other officers or employees as the Board of Directors may from time to time direct.

Section 7.02 Waiver of Notice
- -----------------------------

Whenever these By-Laws require or permit notice to be given to any director, officer, or shareholder, such person may sign a written waiver of such notice which shall be in all respects tantamount to notice.

Section 7.03 Meeting by Conference Telephone
- --------------------------------------------

Any meeting of the Board of Directors or of any committee may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously. Participating in any meeting so conducted shall constitute presence at the meeting in person by all persons so participating.

Section 7.04 Emergencies
- ------------------------

In the event of an emergency declared by the President of the United States or the person performing the functions of the President of the United States, the officers and employees of the Corporation will, to the extent possible and subject to applicable governmental directives during the emergency, continue to conduct the affairs of the Corporation under such guidance from the directors as may be available, except as to matters which by statute require specific approval of the Board of Directors.

In the event of a state of emergency or disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by these By-Laws, any two available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Corporation. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Corporation, in accordance with the foregoing provisions of this section. This By-Law shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these By-Laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementing resolutions shall be suspended until it is determined by the interim Executive Committee acting under this section that it is to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the provisions of these By-Laws.

Section 7.05 Action Without a Meeting
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Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without notice and without a meeting if all members of the Board of Directors or committee, as the case may be, consent in writing to the proposed action and if such written consent is filed in the minutes of proceedings of the Board of Directors or committee, as the case may be. Any action so taken by unanimous written consent shall have the same force and effect as action taken at a meeting of the Board of Directors or committee, as the case may be, by unanimous vote of all members.

                   PART VIII - INDEMNIFICATION

Section 8.01 Indemnification
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The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation or of a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, or employee of the Corporation or of a subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action,
suit or proceeding.   Indemnification shall be afforded to the
fullest extent permissible under the Kansas General Corporation Code or the indemnification provisions of any successor statute, and not further, and shall be subject to any applicable procedural requirements and standards of conduct on the part of the persons to be indemnified prescribed by that statute. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such a person. The Corporation may, but shall not be required to, purchase liability insurance indemnifying the directors, officers, and employees of the Corporation and its subsidiaries.

                  PART IX - CHANGES IN BY-LAWS

Section 9.01 Amendments
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These By-Laws may be amended upon vote of the holders of a
majority of the shares of stock of the Corporation represented at a meeting of the shareholders at which a quorum is present.
These By-Laws may also be amended upon vote of a majority of the entire Board of Directors at any meeting of the Board, provided ten days' notice of the proposed amendment has been given to each member of the Board of Directors, but the authority of the Board of Directors to amend these By-Laws shall at all times be subject to the superior authority of the shareholders. In the case of any By-Law the provisions of which are prescribed by law or by the Articles of Incorporation, no amendment may be made unless the By-Law, as amended, is consistent with the requirements of law and of the Articles of Incorporation.